Exhibit 99.1
OpenText Appoints James McGourlay as President, Chief Client Officer
Waterloo, ON – April 20, 2026 – Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX) today announced that James McGourlay will transition from Interim Chief Executive Officer to President, Chief Client Officer, effective April 20, 2026.
In this role, Mr. McGourlay will lead OpenText’s global client experience, professional services, and renewals organization. This appointment reinforces OpenText’s focus on delivering strong client outcomes as the company drives growth across its core products and accelerates cloud migration. Mr. McGourlay will report to Ayman Antoun, CEO of OpenText as of April 20, 2026, and will continue to serve as a member of the OpenText Executive Leadership Team.
“James is a proven leader with more than 30 years at OpenText, and his career has consistently been anchored in our clients and what is essential to their success,” said Tom Jenkins, Executive Chairman of the Board and Chief Strategy Officer, OpenText. “As Chief Client Officer, James will strengthen client experience and renewals, support cloud adoption, and advance OpenText’s position as the trusted partner for data and security for enterprise AI.”
Mr. McGourlay has held senior leadership roles across sales, customer operations, and executive management at OpenText. Most recently, as Interim CEO, he provided leadership continuity while maintaining a strong focus on client engagement, execution, and strategic priorities.
The company also announced that effective April 20, 2026, Paul Duggan will be stepping down from his position as President, Chief Customer Officer and will continue to serve as Executive Vice President, Special Advisor. Mr. Duggan will also remain a member of the OpenText Executive Leadership Team until his departure from OpenText on July 1, 2026. OpenText thanks Mr. Duggan for his leadership and meaningful contributions to the company, and for his partnership and support during the leadership transition.
About OpenText
OpenText™ is a global leader in data management for enterprise AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for enterprise AI. Learn more at www.opentext.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText's current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText's assumptions, although considered reasonable by the company at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our executive's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.